Exhibit 10.18.1

INDEMNITY AGREEMENT

This Indemnity Agreement (this “Agreement”), dated as of           , is made by and between Gatos Silver, Inc., a Delaware corporation (the “Company”), and           , an [director][officer] of the Company (the “Indemnitee”).

RECITALS

A.            The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance and/or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

B.            Based on their experience as business managers, the Board of Directors of the Company (the “Board”) has concluded that, to retain and attract talented and experienced individuals to serve as directors and officers of the Company, and to encourage such individuals to take the business risks necessary for the success of the Company, it is necessary for the Company contractually to indemnify officers and directors and to assume for itself maximum liability for expenses and damages in connection with claims against such directors and officers in connection with their service to the Company;

C.            Section 145 of the General Corporation Law of the State of Delaware, under which the Company is organized (the “Law”), empowers the Company to indemnify by agreement its directors, officers, employees and agents, and persons who serve, at the request of the Company, as directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by the Law is not exclusive; and

D.            The Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company free from undue concern for claims for damages arising out of or related to such services to the Company.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  Definitions.

1.1                               Agent. For the purposes of this Agreement, “agent” of the Company means any person who is or was a director or officer of the Company or any subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interest of the Company or any subsidiary of the Company as a director or officer of another foreign or domestic corporation, partnership, joint venture, trust, other legal entity, or other enterprise or an affiliate of the Company. The term “enterprise” includes any employee benefit plan of the Company, its subsidiaries, affiliates and predecessor corporations.

1.2                               Change-in-Control. For the purposes of this Agreement, “Change-in-Control” means:

(a)                                 any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company or its subsidiaries, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly (excluding securities acquired directly from the Company), of securities of the Company representing at least thirty-five percent (35%) of (A) the then-outstanding shares of common stock of the Company or (B) the combined voting power of the Company’s then-outstanding securities;

(b)                                 the consummation of a merger or consolidation, or series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), directly or indirectly, at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(c)                                  a change in the composition of the Company’s Board occurring within a 24-month period, as a result of which fewer than a majority of the directors are Incumbent Directors;

(d)                                 the sale or disposition of all or substantially all of the Company’s assets (or consummation of any transaction, or series of related transactions, having similar effect); or

(e)                                  stockholder approval of the dissolution or liquidation of the Company.

1.3                               Expenses. For purposes of this Agreement, “expenses” includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements and other out-of-pocket costs) actually and reasonably incurred by the Indemnitee in connection with the investigation, defense or appeal of, or being or preparing to be a witness in, or otherwise participating or having involvement in, an actual, threatened or potential proceeding or establishing or enforcing a right to indemnification or advancement of expenses under this Agreement, Section 145 or otherwise.

1.4                               Incumbent Directors. For purposes of this Agreement, “Incumbent Directors” means directors who either (i) are members of the Board as of the date hereof, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an accrual or threatened proxy contest relating to the election of directors to the Company).

1.5                               Proceeding. For the purposes of this Agreement, “proceeding” means any threatened, potential, pending or completed action, arbitration, alternate dispute resolution, investigation, inquiry, suit or other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever.

1.6                               Subsidiary. For purposes of this Agreement, “subsidiary” means any corporation of which more than fifty percent (50%) of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more of its subsidiaries or by one or more of the Company’s subsidiaries.

2.  Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as an agent of the Company, at the will of the Company (or under separate agreement, if such agreement exists), in the capacity the Indemnitee currently serves as an agent of the Company, faithfully and to the best of [his][her] ability, so long as [he][she] is duly appointed or elected and qualified in accordance with the applicable provisions of the charter documents of the Company or any subsidiary of the Company; provided, however, that the Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation that the Indemnitee may have assumed apart from this Agreement), and the Company or any subsidiary shall have no obligation under this Agreement to continue the Indemnitee in any such position.

3.  Directors’ and Officers’ Insurance.

3.1                               D&O Insurance. The Company shall, to the extent that the Board determines it to be economically reasonable, maintain a policy of directors’ and officers’ liability insurance (“D&O Insurance”), on such terms and conditions as may be approved by the Board.

3.2                               Triggering Event. In the event of a Change-in-Control or the Company becomes insolvent (including being placed into receivership or entering the federal bankruptcy process or similar process) (each, a “Triggering Event”), the Company shall maintain in force D&O Insurance policies, for a period of six years following the Triggering Event, which include at least the same or better limits and equivalent terms as are in effect at the time of the Triggering Event with the Company’s then-current insurer or comparable insurers that have (i) equal or better insurance ratings and (ii) an equal or higher policy holder surplus as the Company’s then-current insurer.

4.  Mandatory Indemnification. Subject to Section 9 below, the Company shall indemnify the Indemnitee as follows:

4.1                               Third Party Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that [he][she] is or was an agent of the Company, or by reason of anything done or not done by [him][her] in any such capacity, against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by [him][her] in connection with the investigation, defense, settlement or appeal of such proceeding if [he][she] acted in good faith and in a manner [he][she] reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe [his][her] conduct was unlawful;

4.2                               Derivative Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that [he][she] is or was an agent of the Company, or by reason of anything done or not done by [him][her] in any such capacity, against any amounts paid in settlement of any such proceeding and all expenses actually and reasonably incurred by [him][her] in connection with the investigation, defense, settlement or appeal of such proceeding if [he][she] acted in good faith and in a manner [he][she] reasonably believed to be in, or not opposed to, the best interests of the Company; except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the Court of Chancery or the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the Court of Chancery or such other court shall deem proper;

4.3                               Exception for Amounts Covered by Insurance. Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) to the extent such have been paid directly to the Indemnitee by D&O Insurance;

4.4                               Indemnification for Expenses as a Witness. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of [his][her] status as an agent, a witness in any proceeding to which the Indemnitee is not a party and is not threatened to be made a party, [he][she] shall be indemnified against all expenses actually and reasonably incurred by [him][her] or on [his][her] behalf in connection therewith; and

4.5                               Third-Party Indemnification. The Company hereby acknowledges that the Indemnitee has or may from time to time obtain certain rights to indemnification, advancement of expenses and/or insurance provided by one or more third parties (collectively, the “Third-Party Indemnitors”). The Company hereby agrees that the Company is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Third-Party Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Indemnitee are secondary), and that the Company will not assert that the Indemnitee must seek expense advancement or reimbursement, or indemnification, from any Third-Party Indemnitor before the Company must perform its expense advancement and reimbursement, and indemnification obligations, under this Agreement. No advancement or payment by the Third-Party Indemnitors on behalf of the Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing. The Third-Party Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery which the Indemnitee would have had against the Company if the Third-Party Indemnitors had not advanced or paid any amount to or on behalf of the Indemnitee. If for any reason a court of competent jurisdiction determines that the Third-Party Indemnitors are not entitled to the subrogation rights described in the preceding sentence, the Third-Party Indemnitors shall have a right of contribution by the Company to the Third-Party Indemnitors with respect to any advance or payment by the Third-Party Indemnitors to or on behalf of the Indemnitee.

5.  Partial Indemnification and Contribution.

5.1                               Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred by [him][her] in the investigation, defense, settlement or appeal of a proceeding but is not entitled, however, to indemnification for all of the total amount thereof, then the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion thereof to which the Indemnitee is not entitled to indemnification.

5.2                               Contribution. If the Indemnitee is not entitled to the indemnification provided in Section 4 for any reason other than the statutory limitations set forth in the Law, then in respect of any threatened, pending or completed proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such proceeding), the Company shall contribute to the amount of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by the Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Indemnitee on the other hand from the transaction from which such proceeding arose and (ii) the relative fault of the Company on the one hand and of the Indemnitee on the other hand in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts.

The Company agrees that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

6.  Mandatory Advancement of Expenses.

6.1                               Advancement. Subject to Sections 6.3 and 9.1 below, the Company shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Company or by reason of anything done or not done by [him][her] in any such capacity. The Indemnitee hereby undertakes to promptly repay such amounts advanced if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Certificate of Incorporation or Bylaws of the Company, the Law or otherwise. The advances to be made hereunder shall be paid by the Company to the Indemnitee within thirty (30) days following delivery of a written request, including reasonable documentation, therefor by the Indemnitee to the Company.

6.2                               Payment Directions. To the extent payments are required to be made hereunder, the Company shall, in accordance with Indemnitee’s request (but without duplication), (i) pay such expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such expenses, or (c) reimburse Indemnitee for such expenses.

6.3                               Exception. Notwithstanding the foregoing provisions of this Section 6 and except as provided in the last two sentences of this Section 6.3, the Company shall not be obligated to advance any expenses to the Indemnitee arising from a lawsuit filed directly by the Company against the Indemnitee if an absolute majority of the members of the Board reasonably determines in good faith, within thirty (30) days of the Indemnitee’s request to be advanced expenses, that the facts known to them at the time such determination is made demonstrate clearly and convincingly that the Indemnitee acted in bad faith. If such a determination is made, the Indemnitee may have such decision reviewed in the Court of Chancery of Delaware or by a forum, set forth in Sections 8.3 and 8.4 hereof, with all references therein to “indemnification” being deemed to refer to “advancement of expenses,” and with respect to which the burden of proof shall be on the Company to demonstrate clearly and convincingly that, based on the facts known at the time, the Indemnitee acted in bad faith. The Company may not avail itself of the right set forth in the first sentence of this Section 6.3 as to a given lawsuit if, at any time after the occurrence of the activities or omissions that are the primary focus of the lawsuit, the Company has undergone a Change-In-Control under Section 1.2(a) hereof.

7.  Notice and Other Indemnification Procedures.

7.1                               Promptly after receipt by the Indemnitee of notice of the commencement of, or the threat of commencement of any proceeding, the Indemnitee shall notify the Company of the commencement or threat of commencement thereof; provided, however, that the failure of the Indemnitee to give such notice shall not affect the Indemnitee’s rights hereunder, unless the Company is materially and adversely harmed by such failure.

7.2                               If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 7.1 hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take commercially reasonable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such D&O Insurance policies.

7.3                               In the event the Company shall be obligated to advance the expenses for any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that the Indemnitee shall have the right to employ [his][her] own counsel in any such proceeding at the Indemnitee’s expense.

8.  Determination of Right to Indemnification.

8.1                               To the extent the Indemnitee has been successful on the merits or otherwise in defense of any proceeding referred to in Section 4.1 or 4.2 of this Agreement or in the defense of any claim, issue or matter described therein, the Company shall indemnify the Indemnitee against expenses actually and reasonably incurred by [him][her] in connection with the investigation, defense or appeal of such proceeding, or such claim, issue or matter, as the case may be.

8.2                               In the event that Section 8.1 is inapplicable, or does not apply to the entire proceeding, the Company shall nonetheless indemnify the Indemnitee unless the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to such indemnification.

8.3                               The Indemnitee shall select the forum in which the validity of such Indemnitee’s entitlement to indemnification will be heard from among the following, except that the Indemnitee may select a forum consisting of the stockholders of the Company only with the approval of the Company:

(a)                                 A majority vote of the directors who are not parties to the proceeding for which indemnification is being sought, even if less than a quorum;

(b)                                 A committee of such directors designated by majority vote of such directors, even if less than a quorum;

(c)                                  If there are no such directors, or if such directors so direct, by independent legal counsel (the “Independent Counsel”) in a written opinion; or

(d)                                 The stockholders of the Company.

8.4                               The Indemnitee shall select the Independent Counsel, who shall be reasonably satisfactory to the Company. The Company shall pay the reasonable fees and expenses of the Independent Counsel.

8.5                               Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all expenses incurred by the Indemnitee in connection with any hearing or proceeding under this Section 8 involving the Indemnitee and against all expenses incurred by the Indemnitee in connection with any other proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the material claims and/or defenses of the Indemnitee in any such proceeding was frivolous and not made in good faith.

9.  Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

9.1                               Claims Initiated by Indemnitee. To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to proceedings specifically authorized by the Board or brought to establish or enforce a right to indemnification and/or advancement of expenses arising under this Agreement, the charter documents of the Company or any subsidiary or any statute or law or otherwise, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board finds it to be appropriate; or

9.2                               Unauthorized Settlements. To indemnify the Indemnitee hereunder for any amounts paid in settlement of a proceeding unless the Company consents in advance in writing to such settlement; or

9.3                               Securities Law Actions. To indemnify the Indemnitee on account of any suit in which judgment is rendered against the Indemnitee for (i) an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of Exchange Act or similar provisions of any federal, state or local law, (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act or any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or (iii) the payment to the Company of profits arising from the purchase, sale or other acquisition or transfer by the Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act; or

9.4                               Unlawful Indemnification. To indemnify the Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful. In this respect, the Company and the Indemnitee have been advised that the Securities and Exchange Commission takes the position that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication.

10.  No Imputation. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or the Company itself shall not be imputed to Indemnitee for purposes of determining any rights under this Agreement.

11.  Non-Exclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements or otherwise, both as to action in the Indemnitee’s official capacity and to action in another capacity, while occupying [his][her] position as an agent of the Company, and the Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

12.  General Provisions.

12.1                        Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification and advancement of expenses to the Indemnitee to the fullest extent now or hereafter permitted by law, except as expressly limited herein.

12.2                        Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, then: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 12.1 hereof.

12.3                        Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

12.4                        Subrogation. In the event of full payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary or desirable to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

12.5                        Counterparts. This Agreement may be executed in one or more counterparts, which shall together constitute one agreement.

12.6                        Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.

12.7                        Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given: (a) if delivered by hand and signed for by the party addressee; (b) if mailed by certified or registered mail, with postage prepaid, on the third business day after the mailing date; or (c) if sent by overnight courier, on the next business day after deposit with the overnight courier:

(i)                                     if to the Company:

Gatos Silver, Inc.

8400 E. Crescent Pkwy, Suite 600

Greenwood Village, CO 80111

Attention: Roger Johnson

(ii)                                  if to the Indemnitee, at the address indicated in the Indemnitee’s personnel or director file, as applicable, or such other address specified by the Indemnitee in writing to the Company. Either party may provide the other with notices of change of address, which shall be effective upon receipt.

12.8                        Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

IN WITNESS WHEREOF, the parties hereto have entered into this Indemnity Agreement effective as of the date first written above.

GATOS SILVER, INC.		INDEMNITEE:

By:		By:
	Name:		Name:
	Title:		Title:

Indemnity Agreement Signature Page